As filed with the Securities and Exchange Commission on July 9, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GALENA BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-8099512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

(Address of principal executive offices)

Galena Biopharma, Inc. Employee Stock Purchase Plan

(Full title of the plan)

Mark J. Ahn, Ph.D.

President and Chief Executive Officer

Galena Biopharma, Inc.

310 N. State Street, Suite 208

Lake Oswego, Oregon 97034

(Name and address of agent for service)

(855) 855-4253

(Telephone, including area code, of agent for service)

Copy to:

Dale E. Short

Darren T. Freedman

TroyGould PC

1801 Century Park East, Suite 1600

Los Angeles, California 90067

(310) 553-4441

Indicate by check mark (✓) whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common stock, par value $0.0001 per share	750,000 shares	$1.64	$1,230,000	$140.96

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement also covers such additional shares of common stock as may become issuable under the Galena Biopharma, Inc. Employee Stock Purchase Plan (the “Plan”) as a result of the anti-dilution adjustment provisions of the Plan.
(2)	Estimated pursuant to Rule 457(c) solely for the purposes of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices of the Registrant’s common stock as reported on The NASDAQ Capital Market on July 2, 2012.

EXPLANATORY NOTE

This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Galena Biopharma, Inc., a Delaware corporation (the “Company”), to register 750,000 shares of common stock of the Company in addition to those previously registered on the Company’s Registration Statement on Form S-8 (File No. 333-174819) filed with the Securities and Exchange Commission on June 10, 2011 for issuance pursuant to the Company’s Employee Stock Purchase Plan. Pursuant to General Instruction E to Form S-8, this Registration Statement incorporates by reference the contents of such previously filed Registration Statement.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel

The validity of the shares being registered hereby has been passed upon by TroyGould PC. As of the date of its opinion, that firm owned 123,491 shares of common stock of the Company.

Item 8.	Exhibits

The following exhibits are filed with or incorporated by reference as a part of this registration statement:

4.1	Galena Biopharma, Inc. (formerly, RXi Pharmaceuticals Corporation) Employee Stock Purchase Plan (previously filed on April 23, 2010 as Annex B to the Registrant’s definitive proxy statement on Schedule 14A and incorporated herein by reference).

5.1	Opinion of TroyGould PC (included with this registration statement).

23.1	Consent of BDO USA, LLP (included with this registration statement).

23.2	Consent of Lohman Company, PLLC (included with this registration statement)

23.3	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Oswego, State of Oregon, on July 9, 2012.

GALENA BIOPHARMA, INC.

By:	/s/ Mark J. Ahn
Mark J. Ahn
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark J. Ahn, Ph.D., as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark J. Ahn Mark J. Ahn	President, Chief Executive Officer (Principal Financial and Accounting Officer) and Director	July 9, 2012

/s/ Sanford J. Hillsberg Sanford J. Hillsberg	Director	July 9, 2012

/s/ Richard Chin Richard Chin	Director	July 9, 2012

/s/ Stephen S. Galliker Stephen S. Galliker	Director	July 9, 2012

/s/ Steven A. Kriegsman Steven A. Kriegsman	Director	July 9, 2012

/s/ Rudolph Nisi Rudolph Nisi	Director	July 9, 2012

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EXHIBIT INDEX

The following exhibits are filed with this registration statement or are incorporated by reference as a part of this registration statement:

4.1	Galena Biopharma, Inc. (formerly, RXi Pharmaceuticals Corporation) Employee Stock Purchase Plan (previously filed on April 23, 2010 as Annex B to the Registrant’s definitive proxy statement on Schedule 14A and incorporated herein by reference).

5.1	Opinion of TroyGould PC (included with this registration statement).

23.1	Consent of BDO USA, LLP (included with this registration statement).

23.2	Consent of Lohman Company, PLLC (included with this registration statement)

23.3	Consent of TroyGould PC (included in the opinion filed as Exhibit 5.1).

24.1	Power of Attorney (included on the signature page of this registration statement).